UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2010

HORIYOSHI WORLDWIDE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53976	98-0513655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 S. Olive Street, Suite 504, Los Angeles, CA, USA	90014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 505-7114

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this current report, the terms “we”, “us” and “our” refer to Horiyoshi Worldwide Inc.

On September 1, 2010, we entered into a share exchange agreement with Horiyoshi the Third Limited (“Horiyoshi the Third”), a Hong Kong corporation, and its shareholders. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the issued and outstanding shares of Horiyoshi the Third’s common stock in exchange for the issuance by our company of 64,866,000 shares of our common stock to the shareholders of Horiyoshi the Third. A copy of the share exchange agreement is attached hereto as Exhibit 2.1.

Business of Horiyoshi the Third

Horiyoshi the Third is a contemporary design and fashion house that produces the “Horiyoshi Collection”, a high-end clothing and accessories product line based on the artistry of world renowned Japanese tattoo master Horiyoshi III. Born Yoshihito Nakano in 1946, Horiyoshi III is widely considered one of the world’s preeminent tattoo artists and the last living master specializing in Irezumi (full body Japanese tattoos). The business and product line was established to share the multi-generational legacy of Horiyoshi III by offering affluent consumers a unique, high-end collection of knit-wear, t-shirts, and personal accessories. The Horiyoshi Collection is currently produced in Japan and distributed at luxury boutiques and department stores worldwide.

Horiyoshi the Third Limited was incorporated under the laws of Hong Kong on October 23, 2008 and its registered offices are located at 16E Neich Tower, 128 Gloucester Road, Wanchai, Hong Kong. The company’s operating offices are located in Tokyo, Japan.

Terms and Conditions of the Share Exchange Agreement

The following is a brief description of the terms and conditions of the share exchange agreement that are material to our company:

1.	our company and Horiyoshi the Third will receive duly executed copies of all third-party consents and approvals contemplated by the share exchange agreement;

2.	no material adverse change will have occurred in the businesses or assets of our company or of Horiyoshi the Third since the effective date of the share exchange agreement;

3.	Horiyoshi the Third will have no more than 10,000 common shares issued and outstanding on the closing date of the share exchange agreement;

4.	our company and Horiyoshi the Third will be reasonably satisfied with our respective due diligence investigation of each other;

5.

Horiyoshi the Third will have delivered to our company audited financial statements for its last two fiscal years, and an unaudited interim balance sheet for the six month period ended June 30, 2010, prepared in accordance with United States GAAP by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

6.	our company will adopt resolutions appointing Raymond Cattropa as Chief Financial Officer and Secretary of our company;

7.	our sole director and officer, Mitsuo Kojima, will have surrendered for cancellation share certificate(s) representing 64,866,000 shares of our common stock held by him; and

8.

we will have entered into a private placement agreement with one or more purchasers for the sale of our common stock for an aggregate purchase price of $250,000. The consideration paid in respect of the private placement must be not less than $0.50 per share and not more than $1 per share.

The foregoing description of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement attached as Exhibit 2.1 to this current report.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange, the appointment of Raymond Cattropa as an officer of our company, the private placement of our common stock, or any other actions contemplated in the share exchange agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Share Exchange Agreement among Horiyoshi Worldwide Inc., Horiyoshi the Third Limited, and the Shareholders of Horiyoshi the Third Limited dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIYOSHI WORLDWIDE INC.

/s/ Mitsuo Kojima
Mitsuo Kojima
President, Chief Executive Officer,
and Director

Date: September 7, 2010